SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): January 10, 2001


                                  Dominix, Inc.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                                            13-4127624
--------------------------                          ----------
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                      Identification Number)




142 West 38th Street, 2nd Floor, New York, NY                       10018
--- ---- ---- ------- --- ------ --- ----- --                       -----
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code: (212) 268-5600
                                                    ----- --------


(Former Name or Former Address if Changed Since Last Report)


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Item 1. Changes in Control of Registrant.

         On January 10, 2001 (the "Effective Date"), the Registrant acquired International Controllers, Inc. a privately held Delaware corporation ("ICON") in an exchange of stock transaction with its principal.

         Under the terms of the Acquisition, all of the outstanding shares of ICON were exchanged for an aggregate 1,464,000 shares of the Registrant common stock, representing approximately 18% of Registrant's outstanding common stock. All of these shares are owned by Enrique J. Abreu the former principal of ICON. As a result of the transaction, ICON is now a wholly owned subsidiary of Registrant. Pursuant to the terms of the transaction, Registrant Chairman and CEO, Ray Vahab, resigned and was replaced by Mr. Abreu. Mr. Vahab also resigned his position as a director of Registrant and was replaced by Mr. Abreu.

         See Item 2 for additional disclosures and for additional information regarding ICON, which will continue to operate as a wholly owned subsidiary.

Item 2. Acquisition or Disposition of Assets.

Overview

ICON is an Internet Telephony company that builds and markets eClubsworldwide(TM). ICON's eClubs(TM) are localized business units that use low cost, Internet-based telephony service as the marketing magnet for building ethnic-specific membership and rapidly growing revenues. EClubs are ICON's marketing engines that sell unique but essential products and services to ethnic communities and country-specific businesses throughout the world.

Each eClub provides toll-quality, international, phone-to-phone telephone service between an ethnic community in one country and their home country. An eClub also may serve a group of businesses in an emerging country with international traffic originating from that country to the world.

The foundation of each eClub is technology invented by ICON. The IQ-150(TM) Intelligent Switch and IQ-Business Solutions(TM) allow each eClub to provide Internet telephone service to members who want to call home. Each eClubs' country-specific rate plan is a price leader in its market--creating growth magnets for membership.

While phoning home is an eClub's initial membership magnet, telephone service is only the first step in the true objective for each eClub. As membership rapidly achieves critical mass, eClubs bundle unique but essential products and services to the eClub membership. Because of the bi-directional nature of data, eClubs can market Close-to-Home(TM) products and services to members from ethnic communities in say, the United States, and provision these products in the home country. The versatility of eClub infrastructure makes this business model the only one of its kind for international, bi-directional ethnic commerce.

Internet Telephony Markets

The Internet telephony market was projected by Telegeography in 1999 to grow by 800% from $500 million in 1999 to $4.5 billion by 2004. ICON is targeting two market segments of Internet telephony:

    1. Call Origination from Developed Countries ("Inbound Traffic"): ICON is targeting the ethnic markets that have developed as a result of immigration and globalization. ICON believes that Internet telephony will penetrate 20-30% of this market in the next 3-5 years. In the US alone where there are 30+ million foreign-born residents from 60+ countries, and international calling is in excess of $15 billion per year.

    2. Call Origination from Emerging Countries ("Outbound Traffic"): ICON is targeting small to medium size businesses for this higher profit margin segment of the industry (35-55% average gross profit margin). ICON believes that Internet telephony will also steadily replace and surpass the current $2 billion a year international callback market.


ICON's eClubs

eClubs mean ethnic clubs and conversely, ethnic commerce. Within the marketing universe of Internet telephony, ICON focuses on the ethnic community for the following reasons:

1. The Global Ethnic Market is a large market and Internet telephony will have immediate impact: Internet Telephony will have immediate impact for a very simple reason: Ethnic groups worldwide need to call home and get the best value from their service. Consider the following market statistics in the US alone:

o According to the US Census Bureau and the US Immigration and Naturalization Service, there are more than 30 million foreign-born US residents hailing from 60+ countries around the world. About a million new immigrants arrive each year. Nearly 40 million people in America do not speak English at home.

o The United States is undergoing a dramatic facelift. By 2010, African Americans, Hispanics, Asian Americans, and other minority groups will comprise one-third of the United States' population. Hispanics will become the largest minority group by 2005. (Success, April 1999).

2. Ethnic Markets are relatively undeserved: Large companies continue to demonstrate an inability to niche-market effectively to ethnic communities. These large companies are relatively ineffective because they treat ethnic markets as one ubiquitous group, using the same marketing techniques for all. eClubs, on the other-hand, are localized marketing units that are managed day-to-day by an ethnic-specific staff who is sensitive to the cultural nuances of eClub members. These Customer Solution Groups are dedicated to end-to-end marketing, provisioning, and customer care in the native language of the target markets. Ethnic-specific members intuitively know when a business is being run by people from their own country and fuel the success of each eClub because of compelling cultural links. This simple fact, overlooked by traditional marketers, is the driving force of eClubsworldwide(TM).

Each eClub is managed and run by professionals of the same ethnicity as the target ethnic group. The eClub structure provides for equity participation by strategic partners within each eClub to attract the best home-country alliances. Each eClub portal is written in native language text with dynamic same-country content and other ethnic specific features. The clubs are staffed by native language customer service and outbound ethnic-specific telemarketers.

There are currently three operating eClubs: eClubPhillippines; eClubRoyale; eClub de Venezuela.

eClubs provide a franchising approach to ethnic marketing. eClubs rapidly penetrate and dominate new-frontier market segments internationally. Scalability allows ICON to capitalize on the lucrative outbound telephone traffic business from other countries and takes optimal advantage of bi-directional cost-savings attributable to data networks. Bandwidth is added based on revenues and demand, on a scaled-up basis.

In addition to low-cost telephony, the bundling of other ethnically appealing and relevant products and services are provided to captive members within eClub communities. The typical eClub member is a head-of-household whose extended family influence can reach 3 or 4 additional family members, generating traffic-minute multiples and a matrix of up-selling opportunities. Bundling is the key to long-term customer retention and loyalty. Research shows that providing bundled products or services can reduce potential member loss of up to 30% in the case of two or more such items, and by more than 70% with three or more product offerings.

Ethnic populations are made up of immigrants from other countries who need to call home. EClubs use the cost advantages enabled by Internet telephony and pass the savings directly to its members--making the eClub the price-value leader for that service. As a result, the eClub becomes ICON's groundbreaking solution to rapid and cost-effective acquisition of member-based subscribers in under-served ethnic markets. As an example, consider ICON's first eClub sales model, eClubPhilippines. Its blended cost of acquisition of $15 per member betters the industry average of $50. A referral rate of 50% over the existing member base contributes to further lowering such acquisition cost. Yet, gross profit margins greater than 30% per year are higher than the single-digit margins of traditional telecom models.

eClubs utilize a number of direct-marketing techniques that are essential to rapid growth. The company may use ethnic specific cable TV, radio programs, and partner with media vendors or other multi-media venues designed specifically for target-market audiences. The eClub also plans to use the Internet as a medium for attracting members. These techniques have been proven or tested by ICON and are continually modified and improved for each eClub.

An eClub's marketing program starts with a sampling of traditional and innovative techniques to acquire the ethnic-specific subscriber. Traditional methods may include ethnic-specific outbound telemarketing, ads in country-specific newspapers (regional and national), direct mail (including ValuPak mailings using zip code targeted mailings in known ethnic-specific neighborhoods), agent programs, church and community related reach-outs, and event marketing.

After carefully monitoring results, the eClub will launch a sustained and focused marketing campaign based upon the best return-on-investment (ROI) of marketing dollars. eClubChina, for example, may choose to direct mail to a US-based Chinese database (Chinese residing in the US) timed to advertisements in Chinese newspapers and followed up by an outbound telemarketing campaign staffed by Chinese telemarketers. In this case, eClub General Manager, who is Chinese, will advise and supervise the marketing effort--supported by ICON management and staff. Great care will be taken in the execution of the campaign, practicing sensitivity to the cultural nuances of the target market.

ICON's Rapid Sign-Up program allows for easy member sign-up and easy to use access for provisional members. New accounts are designated "Provisional Members" and are awarded $50.00 worth of "Talk-Time" immediately. Postpaid billing with tightly controlled "closed-end" accounts control bad debt but dispense with cumbersome credit terms and third-party verification. Additionally, more than 50% of total eClub members are acquired at half the initial cost of member acquisitions through referrals. Referrals are cash or free minute incentives custom-designed for each ethnic market.

All in all, the eClub supported by ICON's enterprise software solutions will use a wide arsenal of marketing tools to attract members. Some of these promotional and direct marketing tools include:

o        Free minutes or discounts for referrals

o        Ethnic-specific direct mailing

o        Ethnic-specific outbound telemarketing

o        Ethnic-specific sign-ups at inbound call center

o        "Feet in the Street" and other agent programs

o        Partnership with community, civic, religious leaders

o        Ethnic event marketing

o        Rewards and Point Programs

ICON intends to implement a "hub and spoke" growth strategy which is designed to drill down on ICON's existing membership base and grows it exponentially. A hub is a primary eClub, from which the company can penetrate a large ethnic market rapidly. The hub and spoke philosophy follows core demographics of ethnic-specific members around the world. For example, to continue to grow the eClubPhilippines, ICON would treat the Philippines as a hub, allowing spokes to be built to serve bi-directional eClubs to and from US, Hong Kong and Japan.


Close-to-Home(TM) Products

By offering inexpensive, reliable international long-distance telephone services--and directly billing each account--each eClub accumulates personalized customer profiles and patterns. This information enables the ethnic-commerce club to increase revenues and strengthen subscriber retention through "bundling" -- offering additional products or services likely to be of interest to an individual eClub's target ethnic group.

Once a dedicated telecommunications network in place and a substantial subscriber base is acquired, eClubs are in a unique position to successfully bundle additional products and services to its subscriber-based critical mass. The key to ethnic bundling is to offer products that are both unique and essential.

eClub products are unique because they are not normally found in the consumer's adoptive country. However, these same products and services are essential to family and friends still living in the "home country." We call these Close-to-Home(TM) products. They can are ordered through the eClub on the net or through eClub native-language Customer Solution Centers. When offered in the US, goods and services are paid for in US dollars, and provisioned to family and friends back home.


Close to Home(TM) products will be tailored to individual eClub's needs and demand. A Close to Home product like health insurance may work wonders in Brazil but may not take hold in Hong Kong. The localized approach to eClub marketing allows each eClub to respond to market nuances while IQ-Business Solutions have the flexibility make appropriate changes.


A partial listing of Close to Home(TM) products include:

o Family Phone(TM): Local phone service in the home country, provisioned there--paid for here
o Family Care(TM): Health and life insurance for here and loved ones there
o        Family Funds(TM): Money remittance
o        Family Finance(TM): Financial services
o        Family Knowledge(TM): College education plans
o        Family Link(TM): Ethnic-specific Internet access
o        Family Cell(TM): Prepaid wireless (phones and service)
o        Family Legal(TM): Ethnic-related legal services ("green cards `r us")
o        Close to Home(TM): Catalog merchandise
o        Other unique and essential products for each eClub market

Internet Marketing

The "e" in eClubs means ethnic. It also doubles as electronic commerce. The eClub's e-commerce strategy requires a continual understanding of the ethnic-specific membership, the evolving e-commerce industry, as well as the capabilities and unique attributes of Internet technologies. In 1999 Forrester Research, Inc. projected that worldwide online sales will reach $3.2 trillion by 2003.

ICON anticipates e-commerce benefits to include membership's ability to sign-up for bundled services, offer additional products, accept payments, and manage account data on-line. E-commerce cuts in half the cost of processing an order.

According to Business Week E.BIZ/September 27, 1999, E-commerce will encourage the eClub member to surf specific eClub websites for new product offerings, take a look at inventory in stock, and purchase eClub goods and services on-line. ICON predicts that, over time, eClub membership will use the Internet more to place Close to Home orders, reducing inbound customer solutions calls and saving up to 60% of the ordering and fulfillment process.

The effective e-commerce strategy of ICON includes all phases of the selling process from generating awareness, interest, and desire--through the sale--to service and support. The Internet has the ability to support the entire process, bridging gaps between marketing, advertising, sales, and service.

eClubs will utilize the power of the Internet to further reduce traditional marketing costs and drive new prospects to eClub websites. This will be achieved by establishing advertising presence and links with the initial attraction to the eClub site with a free offer. This allows a "provisional" member to try eClub telephone service to any country free of charge. With eClubs positioned to be price leaders in the telecom industry, regular callers to specific countries will seek to join an eClub. Thereafter, each month, additional free promotional offers will entice visitors and members to try, and then buy other eClub "close to home" services.

ICON'S Proprietary Technology
o        The IQ-150 Intelligent Switch


ICON develops and manufactures its own advanced Internet telephony switches. The Company has designed, built, and tested the telecom industry's first 4-in-1 intelligent switch called the IQ-150(TM). The IQ-150 is a switch-based platform with integrated tandem switching, call processing, voice compression, and echo reduction built into a single, compact unit. The IQ-150 provides a competitive edge by packetizing Internet telephony at a ratio of 12 to 1 with toll-quality sound. The call processing functionality resides in the circuitry of the switch, which means that the switch will also process prepaid and post-paid calling products the day the switch is powered up.

The IQ-150 is compact in design and does not require large telco facilities to operate, thus allowing for a rapidly-distributed Internet telephony network--- intra-country or inter-continental. IQ-150's are connected via international private data lines (IPLs) and then packetize voice-over-data at a 12-to-one ratio--- reducing costs and passing savings directly to the consumer as a discounted retail price point.

The IQ-150 really shows its strength when it is enhanced with ICON's integrated business solutions including data management, billing, and customer solution programs. The Company supports its 4-in-1 switch with a turn-key business solution called IQ Business Solutions, which allows an in-country strategic partner to get to market faster and more efficiently than the conventional approach. The conventional approach requires multiple equipment modules (tandem switch, compression engine, call processing platform, echo-reducers, etc.) from different vendors. ICON is a single-source solution for a fraction of the cost.

o        The IQ-Business Solutions(TM)

IQ-Business   Solutions  is  a  suite  of  integrated   Information   Technology
applications that provide complete enterprise support of the day-to-day operations of each eClub. ICON's proprietary IT solutions "jump start" an eClub in any country and provide the back-office to run the unit. The enterprise solutions developed by ICON provide day-to-day operational support for a fully functional, localized Internet telephony sales and marketing company with the ability to direct market, bill, and track Close to Home products to residential consumers and businesses depending on the market.

The IQ-Business Solutions programs includes among others:

o        Direct Billing software with "closed end" accounting
o        Native-language customer solution software
o        Call detail records
o        Data mining reporting
o        Credit and Collections data capabilities
o        Rewards tracking

o        Referrals tracking
o        Promotion tracking
o        Telemarketing results analysis
o        ROI for ad campaigns analysis
o        Trends and usage reports

Competition

ICON's business model of using Internet telephony to rapidly acquire accounts and bundled Close to Home products to ethnic-specific members is unique. However, many large corporations provide long distance telephony service. Delta3, Net2Phone, and Clarent are some of the Company's providing telephony services. These three companies in particular recently launched IPO's based on variations of the Internet telephony explosion which, if successful, will provide them with significant war chests. While Icon's model is different from the business models followed by these three companies, these companies and others have the financial and technological ability to directly compete with ICON.

Other competitors include AT&T, MCI WorldCom and Sprint from among the more traditional long distance telephone companies but also includes emerging telecom competitors such as StarTec, Primus, IDT, Destia and RSL Communications.

ICON intends to continue to be a price leader. Due to its low overhead cost structure, its reduced barriers to entry due to its proprietary technology and its back office systems, ICON believes they can continue to provide telephony service at or below the competition.

ICON has avoided the wholesale market out of fiscal prudence and chooses not to participate. The company actually leverages declining rates of loss-leader wholesalers to maintain or widen retail profit margins in targeted countries.

Bundled products and services with demand from multiple eClubs will allow ICON to buy services in bulk and upsell those services at reduced or discounted prices. Accumulated ethnic-specific consumer data will also profile spending habits, product placements, and critical demographic information for web-centric e-commerce applications.

Finally, ICON believes that its groundbreaking e-Club-marketing model will lead ICON and its partners first-to-market in many countries, yielding higher gross profits and strong, growth-oriented revenues.

Organization

ICON is currently organized into five (5) main functional areas all reporting to its President, Enrique J. Abrue:

         o Strategic Marketing (Ric Cmiel). Responsible for originating eClub Partnerships and Strategic Alliances. Initiating the development of ethnic-marketing and global strategies. Responsible for branding, imaging, sales & marketing collateral, and communications.

         o Technology Development and Engineering (Henry Abreu). IQ-150 research and development, information systems advancement, and visionary development of technology and information system strategies worldwide.

         o Finance (Noel Sumulong). Financial planning, accounting, raising and managing capital.

         o Network Management (Kevin Sumrell). Switch and network deployment, inventory management, logistics and operations.

         o Administration (Ruby Abreu). Personnel management, compensation and benefits management, logistics, disbursements, and audits.

         o  Legal  (Houston   Putnam  Lowry,   Esquire).   Legal   documentation
preparation, in-house counsel, arbitration, and review.

Management Team

         Enrique J. Abreu: Founder, President and Chief Executive Officer
         Abreu has over 15 years of advanced circuit design experience. Leading ICON's core team of engineers, Henry oversees the development of the circuit design, software design, and systems integration of ICON intelligent switches. Prior to founding ICON, Abreu was a key member in the development of the IPC Tradenet MX, the premier trading turret switch used on Wall Street's trading floors today. At ITT's Advanced Research Center, Abreu became a Lead Principal Engineer in the Parallel Processing Project that produced the single largest parallel microprocessor developed by ITT. He holds patents in several circuit designs. Education includes MSEE, University of Pennsylvania. BS (Magna Cum Laude) ME and EE, University of the Philippines.

          Richard Cmiel: Senior Vice President, Strategic Marketing and Development Cmiel manages the development and positioning of eClubsworldwide on behalf of ICON. Cmiel originates and negotiates strategic partnerships, marketing alliances, and business development opportunities. He has extensive experience in ethnic marketing and international business as well as sales management, inbound and outbound telemarketing, and consumer marketing programs. He is also responsible for corporate images and communications. Prior to joining ICON, Cmiel has held executive management positions at Destia, a $600 million international communications company, and at the Comtel Computer Corporation. Education includes BA Communications, University of Hartford and Project Management at Hartford Graduate Center. Member MIT Technology Club, Yale University, & Connecticut Technology Council.

         Noel J. Sumulong: Senior Vice President and Chief Financial Officer Sumulong has over 20 years of international finance and banking experience at American Express Company and Continental Bank (now Bank of America - Illinois). Prior to joining ICON, he managed the Asia/Pacific portfolio of a boutique venture capital fund. In international banking, he co-managed a $100 million Latin American private equity fund that included investments in the telecommunications industry of emerging-market countries such as Chile, Argentina, Brazil, and Mexico. MBA, Wharton School of Business. BA (Summa Cum Laude), Economics, Ateneo de Manila University.

          Kevin Sumrell: Senior Vice President, Network Management and Development Sumrell has over 17 years in electronic and electrical design. As part of the ICON core design team, he is responsible for the mechanical design and manages the production of the switches. Sumrell also manages and coordinates the installations and maintenance of all ICON products internationally and domestically. Prior to joining ICON, he managed mechanical design services, hardware engineering, and in-house production facilities for the top manufacturer of financial switches. BSEE, minor in Math and Computer Science, New York Institute of Technology.

         Robert March: Vice President, Hardware Development
         March is the Principal Engineer and lead designer of ICON intelligent switches. He joined ICON enriched with more than eighteen (18) years of electronic design and systems engineering expertise. March has developed switches while serving in the aerospace, military, and telecommunication industries. Prior to joining ICON, he was the Principal Engineer responsible for the design of the MX Digital Turret, the premier choice of turret switches by financial trading institutions. BTech (Honors), Brunel University, London, England.

         Gary Pieper: Vice President, Software Development
         Pieper has over 20 years' experience in both software and hardware engineering. He has expansive knowledge in all aspects of Software design including high-level software languages, system level development up to DSP software development. Prior to joining ICON, Pieper was a Principal Engineer and Project Manager at the industry's top financial switch manufacturer. ASEE, Hartford State Technical College. BSEE, University of New Haven.

         Robert Caserta: Vice President, Technology Marketing
         Caserta supports the marketing production and image-making efforts of ICON and eClubsworldwide. He is also involved in the development of information systems designed to monitor eClub progress and provides reports to the management team on key elements of eClub growth. Caserta also provides critical support in direct marketing campaigns of each eClub. Prior to joining ICON, he was Marketing and Sales director at an electronic manufacturing facility that serviced the telecommunications and the military/aerospace markets. BSEE, Bridgeport Engineering Institute.

         Scott G. Jensen: Vice President, New Business Development
         Jensen is responsible for assisting in the development and implementation of the ethnic marketing programs and strategic vendor relationships for eClubsworldwide, on behalf of ICON. Jensen has over 15 years of hands-on experience in the telecommunications industry and was a founding member of the International Telecard Association. His previous experience includes developing calling card programs for the academic environment and designing ethnic-specific calling programs for Mexico, Latin American countries and China. Jensen is a seasoned veteran of the international telecommunications industry.

         Ruby S. Abreu: Treasurer and Chief Administrative Officer
         Abreu's areas of responsibility in ICON include cost accounting, personnel management, contract development, and office administration. Abreu also interfaces with ICON's professional sub-contractors to ensure compliance in all aspects of reporting requirements. MBA, Sacred Heart University. BSC (Cum Laude), Accounting, College of the Holy Spirit.

         Houston Putnam Lowry: General Counsel
         Lowry  reviews and monitors all legal  matters  affecting  ICON and its strategic partnerships. He is a member of the International Telecommunications Advisory Committee (ITAC) of the US Department of State. He has over 15 years experience in the areas of both commercial and international law. He has published several works in the areas of International Law (i.e. Critical Documents Sourcebook Annotated:
         International Commercial Law and Arbitration) as well legal aspects in technology. JD (Cum Laude), Gonzaga University. LLB (with Honors), University of Cambridge. MBA, University of Connecticut. Admitted to the Connecticut, District of Columbia, and New York bars.

ICON's Facilities

         ICON's headquarters is currently located at 2777 Summer Street in Stamford, Connecticut, USA, which has 4,100 square feet of office space. The offices accommodate corporate staff, engineering lab, and network operations center (NOC).

         The Company has switching facilities located in Stamford, Connecticut, 60 Hudson Street, New York City, and Manila, Philippines. It has native-language customer solution centers at another location in Stamford, CT and in Los Angeles, California.

GROWTH

ICON seeks to build 8 bi-directional eClubs (16 total eClubs) over a two-year time frame. Using a hub-and-spokes build-out strategy, focusing primarily on Latin America and Southeast Asia, the company plans to build 4 new bi-directional eClubs each year over the next three years. Based upon experience to date, a typical e-Club will reach a critical mass of 5,000+ members one-year from inception.

Each eClub is comprised of ICON management, guiding the process, and the internal management of the eClub. Professionals of the same ethnicity the eClub is marketing to staff the eClub internal management team. The ethnic-specific management team includes: a General Manager, native-language customer solution representatives, outbound telemarketers, technicians, accountant, and various support staff. One bi-directional eClub costs up to $1.5 million to build out. The following project timeline depicts a typical build-out over a one (1)-year period.

In addition to eClubPhillippines, ICON launched a second club for Eastern European immigrants in the US called eClubRoyal. The demographics in the US include an estimated 3 million former CIS ex-patriots residing in the US and an additional 2 million Polish immigrants. ICON's eClubRoyal signed up 3,000 members over its initial three (3)-month period.

Since the last half of 1999, ICON has been originating and incubating eClubs to and from China (eClubChina and eClub PRC), eClubBrazil and eClub do Brazil (Bi-directional Brazil), eClub de Venezuela--from Venezuela, eClubJapan, and eClubDenwa--from Japan. ICON is also in discussions with dominant carriers and strategic partners who have a vested interest in the eClubsworldwide strategy.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

         (a and b) Financial Statements and Pro Forma Financial Statements

         The required financial statements will be filed by amendment within the time period permitted by this Item.

         (c) Exhibits

         Required exhibits will be filed by amendment.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     DOMINIX, INC.


                                                 By:/s/Enrique J. Abreu
                                                       Enrique J. Abreu, CEO